                                                                     EXHIBIT 1.1


                       KINDER MORGAN ENERGY PARTNERS, L.P.

                           6.75% SENIOR NOTES DUE 2011

                           7.40% SENIOR NOTES DUE 2031

                               PURCHASE AGREEMENT

                                                                   March 7, 2001

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
First Union Securities, Inc.
Chase Securities Inc.
Banc of America Securities LLC
Goldman, Sachs & Co.
c/o Merrill Lynch & Co.
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule II hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom Merrill Lynch, First Union Securities, Inc., Chase Securities Inc., Banc of America Securities LLC, and Goldman, Sachs & Co. are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Partnership and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule II of $700,000,000 aggregate principal amount of the Partnership's 6.75% Senior Notes due March 15, 2011 and $300,000,000 aggregate principal amount of the Partnership's 7.40% Senior Notes due March 15, 2031 (the "Securities"). The Securities are to be issued pursuant to an indenture dated as of January 2, 2001 (the "Indenture") between the Partnership and First Union National Bank, as trustee (the "Trustee"). The term "Indenture," as used herein, includes the Officer's Certificate (as defined in the Indenture) establishing the form and terms of the Securities pursuant to Sections 2 and 3 of the Indenture.

      The Partnership understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

      The Partnership has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-54616) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Partnership will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

      All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

      1. (a) The Partnership represents and warrants to each Underwriter as of the date hereof, and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

                  (i) (A) The Partnership meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Partnership, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with;

      At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Partnership in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus;

      Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

                       (B) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (ii) (A) The financial statements of the Partnership included in the Registration Statement and the Prospectus, together with the related schedules and notes thereto, present fairly the financial condition of the Partnership and its subsidiaries as of the dates indicated and the results of income, changes in financial position, partner's capital and cash flows for the periods therein specified, in conformity with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved (except as otherwise stated therein) and all adjustments necessary for a fair presentation of results for such periods have been made. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. Any summary and selected financial and statistical data included in the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement except as otherwise stated therein or in the notes thereto;

                        (B) The financial statements of GATX Terminals Corporation, a Delaware corporation ("GATX"), included in the Registration Statement and the Prospectus, together with the related schedules and notes thereto, present fairly the financial condition of GATX and its combined subsidiaries as of the dates indicated and the statement of operations, parent investment and advances and cash flows of GATX and its combined subsidiaries for the periods specified therein; said financial statements have been prepared in conformity with GAAP consistently applied throughout the periods involved. The supporting schedules relating to GATX, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein.

                        (C) The pro forma financial statements of the Partnership and its subsidiaries and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein except as otherwise stated therein or in the notes thereto;

                  (iii) The Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. The Partnership has all necessary partnership power and authority to conduct the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Prospectus. The Partnership is duly licensed or qualified to do business and is in good standing as a foreign limited partnership in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary (except where the failure to be so licensed or qualified would not have a material adverse effect on the financial condition, results of operations or business of the Partnership and its subsidiaries taken as a whole (a "Material Adverse Effect"));

                  (iv) Each of the Partnership's subsidiaries has been duly formed or incorporated and is validly existing as a corporation, limited partnership, general partnership or limited liability company in good standing under the laws of the jurisdiction in which it is chartered or organized, with full entity power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a corporation, limited partnership, general partnership or limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, other than any jurisdiction where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect;

                  (v) The Kinder Morgan G.P., Inc., a Delaware corporation (the "General Partner") is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The General Partner is an indirect subsidiary of Kinder Morgan, Inc., a Delaware corporation. The General Partner has all necessary corporate power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Prospectus. The General Partner is duly licensed or qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary (except where the failure to be so licensed or qualified would not have a material adverse effect on the financial condition, results of operations or business of the General Partner and its subsidiaries taken as a whole);

                  (vi) All of the outstanding shares of capital stock, limited partner interests, general partner interests or limited liability company interests of each of the Partnership's subsidiaries have been duly and validly authorized and issued and are fully paid and (except (A) as required to the contrary by the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") and (B) with respect to any general partner interests) nonassessable, and are owned by the Partnership, directly or indirectly through one or more wholly-owned subsidiaries or the General Partner, free and clear of any lien, encumbrance, security interest, equity or charge (except for such liens, encumbrances, security interest, equities or charges as are not, individually or in the aggregate, material to such interest ownership or as described in the Prospectus);

                  (vii) The General Partner is the sole general partner of the Partnership and each of the Kinder Morgan Operating L.P. "A," a Delaware limited partnership ("OLP-A"), Kinder Morgan Operating L.P. "B," a Delaware limited partnership ("OLP-B"), Kinder Morgan Operating L.P. "C," a Delaware limited partnership ("OLP-C") and Kinder Morgan Operating L.P. "D," a Delaware limited partnership ("OLP-D" and together with OLP-A, OLP-B, and OLP-C, the "Operating Partnerships"); such general partner interests are duly authorized by the Partnership Agreement and the Agreements of Limited Partnership of the respective Operating Partnerships, as the case may be, and were validly issued to the General Partner; and the General Partner owns each such general partner interest free and clear of all liens, encumbrances, security interests, equities or charges (except for such liens, encumbrances, security interests, equities or charges as are not, individually or in the aggregate, material to such ownership or as described in the Registration Statement). The authorized, issued and outstanding common units of the Partnership are as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The issued and outstanding common units of the Partnership have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding common units of the Partnership were issued in violation of the preemptive or other similar rights of any securityholder of the Partnership;

                  (viii) The Partnership has all necessary partnership power and authority to enter into this Agreement and consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Partnership;

                  (ix) The Securities have been duly and validly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Partnership entitled to the benefits provided by the Indenture, enforceable against the Partnership in accordance with their respective terms; the Indenture has been duly authorized and, when executed and delivered by the Partnership and the Trustee, will constitute a valid and legally binding instrument, enforceable against the Partnership in accordance with its terms, subject, as to enforcement, in the case of the Securities and the Indenture (A) to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights, and (B) to general equity principles; and the Securities and the Indenture will conform in all material respects to the descriptions thereof under the caption "Description of Debt Securities" in the Prospectus and in under the caption "Description of the Notes" in the prospectus supplement thereto and in the case of the Indenture will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement;

                  (x) Prior to the date hereof, none of the Partnership or any of its subsidiaries or the General Partner has taken any action that is designed to or that has constituted or that might have been expected to cause or result in stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Securities;

                  (xi) Neither the execution, delivery and performance of the Securities, the Indenture or this Agreement, nor the consummation of the transactions contemplated herein, therein or in the Registration Statement (including, without limitation, the issuance and sale by the Partnership of the Securities), will conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Partnership or any of its subsidiaries is a party or by which any of the Partnership or any of its subsidiaries is bound or to which any of the property or assets of the Partnership or any of its subsidiaries is subject, except where any such foregoing occurrence will not prevent the consummation of the transactions contemplated herein or would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the partnership agreement, certificate of incorporation, by-laws or other formation document, as the case may be, of any of the Partnership or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Partnership or any of its subsidiaries or any of the properties of any such entities, and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over any of the Partnership or any of its subsidiaries or any of the properties of such entities is required in connection with the offering, issuance or sale of the Securities hereunder or the consummation by the Partnership of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by the Partnership, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and except for the qualification of the Indenture under the 1939 Act;

                  (xii) None of the Partnership or any of its subsidiaries or the General Partner is (A) in violation of its partnership agreement, certificate of incorporation, by-laws or other formation documents, as the case may be, or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such violations and defaults as would not have a Material Adverse Effect;

                  (xiii) Other than as disclosed in the Registration Statement, there are no legal or governmental proceedings pending, or, to the knowledge of the Partnership, threatened, to which the Partnership or any of its subsidiaries is a party or of which any property of the Partnership or any of its subsidiaries is the subject that is required to be disclosed in the Registration Statement or, if determined adversely to such entity, would individually or in the aggregate have a Material Adverse Effect;

                  (xiv) Except as disclosed in the Registration Statement, neither the Partnership nor any of its subsidiaries has violated any federal or state law or regulation relating to the protection of human health or the environment except for any violations and remedial actions as would not have a Material Adverse Effect;

                  (xv) Each of the Partnership and its subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and, to the knowledge of the Partnership, consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by it against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect;

                  (xvi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) none of the Partnership or any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree otherwise than as set forth or contemplated in the Prospectus, and (B) there has not been any material change in the capitalization or long-term debt of the Partnership or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' or unitholders' equity or results of operations of the Partnership or any of its subsidiaries, taken as a whole otherwise than as set forth or contemplated in the Prospectus;

                  (xvii) The Partnership and its subsidiaries own or lease all properties as are necessary to the conduct of their operations as described in the Prospectus, except where the failure to own or lease any of such properties would not, individually or in the aggregate, have a Material Adverse Effect;

                  (xviii) There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required;

                  (xix) Each of the Partnership and the General Partner is, and after giving effect to the offering and sale of the Securities, will be, exempt from regulation as (A) a "holding company" or a "subsidiary company" of a "holding company" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (B) an "investment company," a person "controlled by" an "investment company" or an "affiliated person" of or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

                  (xx) None of the Partnership or any of its subsidiaries is involved in any labor dispute and, to the knowledge of the Partnership, no such dispute has been threatened, except for such disputes as would not have a Material Adverse Effect;

                  (xxi) None of the Partnership or any of its subsidiaries or the General Partner is in violation or default of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Partnership or such subsidiary or the General Partner or any of its properties, as applicable, except where such violation or default would not, individually or in the aggregate, have a Material Adverse Effect; and

                  (xxii) PricewaterhouseCoopers LLP and Arthur Andersen LLP, who have each certified certain financial statements of the Partnership and certain of its subsidiaries, and Ernst & Young LLP, who have certified the financial statements of GATX, are independent accountants as required by the 1933 Act and the 1933 Act Regulations.

         (b) Any certificate signed by any officer of the General Partner on behalf of the Partnership or by any officer of any of the Partnership's subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Partnership to each Underwriter as to the matters covered thereby.

      2. (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Partnership, at the price set forth in Schedule III, the aggregate principal amount of Securities set forth in Schedule II opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.

         (b) Payment of the purchase price for, and delivery of, the Securities shall be made at the Closing Location (as defined below), or at such other place as shall be agreed upon by the Representatives and the Partnership, at 9:00 a.m. (Eastern
Time) on the third (fourth, if the pricing occurs after 4:30 p.m. (Eastern Time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than 10 business days after such date as shall be agreed upon by the Representatives and the Partnership (such time and date of payment and delivery being herein called "Closing Time").

      3. (a) Payment shall be made to the Partnership by wire transfer of immediately available funds to a bank account designated by the Partnership against delivery of the Securities to the Representatives in the manner set forth below. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (b) The Securities to be purchased by the Underwriters hereunder will be represented by one or more definitive global certificates in book-entry form representing the Securities, which will be deposited by or on behalf of the Partnership with The Depository Trust Company ("DTC") or its designated custodian. The Partnership will deliver the global certificates representing the Securities to the Representatives, for the respective accounts of the Underwriters, against payment by or on behalf of the Representatives of the purchase price therefor by causing DTC to credit the Securities to the account of the Representatives at DTC. The Partnership will cause the global certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Closing Time at the office of DTC or its designated custodian (the "Designated Office").

      4. The documents to be delivered by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Representatives pursuant to Section 7(h) hereof, will be delivered at the offices of Vinson & Elkins L.L.P. at 1001 Fannin Street, Suite 2300, Houston, Texas 77002-6760 (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at the Closing Time. A meeting will be held at the Closing Location at 4:00 p.m., Eastern Time, on the New York Business Day next preceding the Closing Time, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

      5. The Partnership agrees with each Underwriter as follows:

         (a) The Partnership, subject to Section 5(b), will comply with the requirements of Rule 430A and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Partnership will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Partnership will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

            (b) The Partnership will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

            (c) The Partnership has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (d) The Partnership has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Partnership hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Partnership will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (e) The Partnership will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act

Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Partnership, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Partnership will promptly prepare and file with the Commission, subject to Section 5(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Partnership will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

            (f) The Partnership will use all reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Partnership shall not be obligated to file any general consent to service of process or to qualify as a foreign limited partnership or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Partnership will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may request.

            (g) The Partnership will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its unitholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

            (h) The Partnership, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

            (i) During the period beginning from the date hereof and continuing to and including the date of the Closing Time, the Partnership shall not directly or indirectly offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Partnership that are substantially similar to the Securities.

            (j) The Partnership shall make available to the holders of the Securities as soon as reasonably practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, unitholders' equity and cash flows of the Partnership and its consolidated subsidiaries certified by independent public accountants) and, as soon as reasonably practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Prospectus, the Partnership shall make available to the holders of the Securities consolidated summary financial information of the Partnership and its subsidiaries for such quarter in reasonable detail.

            (k) During the period of five years from the date of the Prospectus, the Partnership shall furnish to you copies of all reports or other communications (financial or other) furnished to unitholders of the Partnership, and shall deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which the Securities or any class of securities of the Partnership is listed; and (ii) such additional information concerning the business and financial condition of the Partnership as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Partnership and its subsidiaries are consolidated in reports furnished to its unitholders generally or to the Commission).

      6. The Partnership covenants and agrees with each Underwriter that the Partnership will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Partnership's counsel and accountants in connection with the issuance of the Securities and all other expenses in connection with the preparation, printing and filing of the Registration Statement (including exhibits and financial statements) as originally filed and of any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters, and of the preparation, printing and delivering to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto; (ii) the cost of preparing, printing and delivering to the Underwriters this Agreement, the Indenture, the Blue Sky memoranda (and any supplements thereto), closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities;
(iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(f) hereof; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing, issuing and delivering the Securities;
(vi) the fees and expenses of the Trustee and any agent of the Trustee and the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (vii) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel.

      7. The obligations of the several Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Partnership herein, or in certificates of any officer of the Partnership or any subsidiary of the Partnership delivered pursuant to the provisions hereof, are, at and as of the Closing Time, true and correct, the condition that the Partnership shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

         (a) The Registration Statement, including any Rule 462(b) Registration

Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

         (b) Vinson & Elkins L.L.P., counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated the Closing Time, with respect to the matters covered in paragraphs (i) (insofar as it relates to the due formation and good standing of the Partnership in Delaware and the Partnership's power and authority to conduct its business as described in the Prospectus, as amended or supplemented), (iv), (v), (vi), (vii), (xi) and (xii) of subsection (c) below and a letter substantially similar to the letter required to be delivered by Bracewell & Patterson, L.L.P. pursuant to subsection
(c) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

         (c) Bracewell & Patterson, L.L.P., counsel for the Partnership, shall have furnished to you its written opinion, dated the Closing Time, in form and substance satisfactory to you, to the collective effect that:

                  (i) Each of the Partnership and the General Partner and each of OLP-A, OLP-B, OLP-C, OLP-D, Kinder Morgan Interstate Gas Transmission LLC, Kinder Morgan CO2 Company, L.P., Kinder Morgan Bulk Terminals, Inc. and SFPP, L.P. (collectively the "Subsidiaries") is validly existing and in good standing under the laws of its jurisdiction of formation or incorporation, as applicable, and each such entity has the partnership, corporate or limited liability company power and authority to conduct its business as described in the Prospectus;

                  (ii) No consent, approval, authorization, order, or filing with, any federal, Delaware or Texas court or governmental agency or body is required under federal or Texas law, the Delaware General Corporation Law (the "DGCL") or the Delaware Act for the issue and sale of the Securities or the consummation by the Partnership of the transactions contemplated by this Agreement or the Indenture, except (A) as may be required under the 1933 Act and the 1933 Act Regulations, (B) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and (C) such as the failure to obtain or make would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

                  (iii) To the knowledge of such counsel after due inquiry and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Partnership, the General Partner or any of the Subsidiaries is a party or of which any of their respective property is subject which, if determined adversely to the Partnership, the General Partner or any of the Subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect;

                  (iv) This Agreement has been duly authorized, executed and delivered by the General Partner on behalf of the Partnership;

                  (v) The Partnership has all necessary partnership power and authority to enter into this Agreement and consummate the transactions contemplated hereby. The issuance and sale by the Partnership of the Securities to the Underwriters pursuant to this Agreement has been duly authorized by all necessary partnership action;

                  (vi) The Securities have been duly authorized by the General Partner on behalf of the Partnership and when executed by the General Partner on behalf of the Partnership and authenticated by the Trustee and issued and delivered, in the manner provided in the Indenture against payment of the consideration thereof, will constitute valid and legally binding obligations of the Partnership entitled to the benefits provided by the Indenture; and the Securities and the Indenture conform as to legal matters in all material respects to the descriptions under the caption "Description of Debt Securities" in the Prospectus, as supplemented by the descriptions thereof under the caption "Description of Notes" in the prospectus supplement to the Prospectus;

                  (vii) The Indenture has been duly authorized, executed and delivered by the General Partner on behalf of the Partnership and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legal binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms, and has been duly qualified under the 1939 Act;

                  (viii) All of the outstanding limited partner interests and general partner interests of each of the partnership Subsidiaries have been duly and validly authorized and issued and are fully paid and (except (A) as required to the contrary by the Delaware Act and (B) with respect to any general partner interests) nonassessable, and all of the issued and outstanding capital stock of each of the corporate Subsidiaries and all of the issued and outstanding limited liability company interests in each of the limited liability company Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and, except as otherwise set forth in the Registration Statement all such capital stock and partnership and limited liability company interests are owned by the Partnership, directly or indirectly through one or more wholly-owned Subsidiaries or the General Partner, free and clear of any lien, encumbrance, security interest, equity or charge (except for such liens, encumbrances, security interest, equities, or charges as are not, individually or in the aggregate, material to such interest ownership or as described in the Registration Statement); and none of the outstanding shares of any corporate Subsidiary, limited liability company interests of any limited liability company Subsidiary or partnership interests of any partnership Subsidiary were issued in violation of any preemptive or similar rights of any holder of any security or other interest of such Subsidiary, as the case may be;

                  (ix) The execution, delivery and performance by the Partnership of the Securities, the Indenture and this Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed or incorporated by reference as an exhibit to the Partnership's filings under the 1934 Act on Form 10-Q or Form 8-K since January 1, 2000, (B) result in a violation of any provision of the partnership agreement, charter, by-laws or other formation document, as applicable, of any of the Partnership, the General Partner or the Subsidiaries, (C) breach or otherwise violate an existing obligation of any of the Partnership, the General Partner or the Subsidiaries under any existing court or administrative order, judgment or decree of which we have knowledge after due inquiry, or (D) violate any applicable provisions of the federal laws of the United States (based on the limitations set forth below), the laws of the State of Texas, the DGCL or the Delaware Act;

                  (x) Each of the Partnership and the General Partner (A) is exempt from regulation as a "holding company" under the Public Utility Holding Company Act of 1935, as amended, and (B) is not an "investment company," as such term is defined in the Investment Company Act;

                  (xi) The Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission;

                  (xii) The Registration Statement, the Rule 430A Information and the Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules and other financial data included therein or omitted therefrom, and the Trustee's Statement of Eligibility on Form T-1 (the "Form T-1"), as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations;

                  (xiii) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules and other financial data included therein or omitted therefrom, as to which such counsel need express no opinion), when they became effective or (if incorporated by reference to another registration statement) were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the 1934 Act Regulations, as applicable;

In addition, such counsel may state that the enforceability of obligations of the Partnership under the Securities and the Indenture, as the case may be, is subject to the effect of any applicable bankruptcy (including, without limitation, fraudulent conveyance and preference), insolvency, reorganization, rehabilitation, moratorium or similar laws and decisions relating to or affecting the enforcement of creditors' rights generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, concepts of good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief. Further, such counsel may state that the enforceability of indemnification provisions contained in the Indenture may be limited by applicable law or public policy.

      Such counsel shall also deliver a letter to the effect, because the primary purpose of such counsel's engagement was not to establish or confirm factual matters or financial or accounting matters and because of the wholly or partially non-legal character of many of the statements contained in the Registration Statement and any amendment thereto, including the Rule 430A Information, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and any amendment thereto, including the Rule 430A Information (except to the extent expressly set forth in paragraph
(xiv) of this Section 7(c) and in the last clause of paragraph (vi) of this
Section 7(c)), and they have not independently verified the accuracy, completeness or fairness of such statements (except as aforesaid); that, without limiting the foregoing, they assume no responsibility for, have not independently verified and have not been asked to comment on the accuracy, completeness or fairness of the financial statements and other financial data included in the Registration Statement and any amendment thereto, including the Rule 430A Information, and they have not examined the accounting, financial or other records from which such financial statements and other financial data contained therein were derived; and that they are not experts with respect to any portion of the Registration Statement and any amendment thereto, including the Rule 430A Information, including, without limitation, such financial statements and related data and other financial or accounting data; however, they have participated in conferences with officers and other representatives of the General Partner of the Partnership, representatives of the independent accountants of the Partnership and representatives of the Underwriters, including counsel for the Underwriters, at which the contents of the Registration Statement and any amendment thereto, the Rule 430A Information and the Prospectus and related matters were discussed; and, based upon such participation and review, and relying as to materiality in part upon the factual statements of officers and other representatives of the General Partner of the Partnership, no facts have come to their attention that have caused them to believe that the Registration Statement or any amendment thereto, including the 430A Information (except in each case for the financial statements and related data and other financial or accounting data contained or incorporated by reference therein or omitted therefrom and the Form T-1, as to which such counsel need not comment), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except in each case for the financial statements and related data and other financial or accounting data contained or incorporated by reference therein or omitted therefrom and the Form T-1, as to which such counsel need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than federal law, Texas law, New York law, the DGCL and the

Delaware Act.

            (d) (i) At the time of the execution of this Agreement, the Representatives shall have received from each of PricewaterhouseCoopers LLP, Arthur Andersen LLP and Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Annex I hereto and to such further effect as counsel to the Underwriters may reasonably request.

                  (ii) At Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d)(i) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

            (e) Since the time of execution of this Agreement or the respective dates as of which such information is given in the Prospectus, (i) neither the Partnership nor any of its subsidiaries shall have sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and (ii) there shall not have been any material adverse change in the partners' capital or capital stock or limited liability company interests, as applicable, or long-term debt of the Partnership or any of its subsidiaries, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders', limited liability company interest holders' or unitholders' equity or results of operations of the Partnership or any of its subsidiaries, the effect of which, in any such case described in clause (i) or
(ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered at the Closing Time on the terms and in the manner contemplated in the Prospectus;

            (f) At Closing Time, the Securities shall be rated at least Baa1 by Moody's Investor's Service Inc. and A- by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. On or after the date hereof (i) no downgrading shall have occurred in the rating accorded any debt securities or preferred stock of the Partnership or any of its subsidiaries by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of debt securities or preferred stock of the Partnership or any of its subsidiaries;

            (g) The Partnership shall have furnished or caused to be furnished to you at the Closing Time certificates of officers of the Partnership satisfactory to you as to the accuracy of the representations and warranties of the Partnership herein at and as of the Closing Time, as to the performance by the Partnership of all of its obligations hereunder to be performed at or prior to the Closing Time, as to the matters set forth in subsection (e) of this Section and as to such other matters as you may reasonably request.

         (h) If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Partnership at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 6 or Section 11 and except that Sections 1, 8 and 9 shall survive any such termination and remain in full force and effect.

      8. (a) The Partnership agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

         (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(d) below) any such settlement is effected with the written consent of the Company; and

         (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch and reasonably acceptable to the Partnership), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
         (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

            (b) Each Underwriter severally agrees to indemnify and hold harmless the Partnership, the General Partner, the General Partner's directors, each of their respective officers who signed the Registration Statement, and each person, if any, who controls the Partnership and the General Partner within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Partnership by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

            (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch and reasonably acceptable to the Partnership, and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Partnership and reasonably acceptable to Merrill Lynch. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

            (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

            (e) If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Partnership on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Partnership and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus.

      The relative fault of the Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 8(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 8(e), each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the General Partnership, each officer of the Partnership and General Partner who signed the Registration Statement, and each person, if any, who controls the Partnership and General Partner within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Partnership and General Partner. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule II hereto and not joint.

            (f) The obligations of the Partnership under this Section 8 shall be in addition to any liability which the Partnership may otherwise have and shall extend, upon the same terms and conditions, to each controlling person, if any, any Underwriter; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the General Partner and to each controlling person, if any, of the Partnership.

       9. The respective indemnities, agreements, representations, warranties and other statements of the Partnership and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters or any controlling person of any Underwriter, or the Partnership, or any officer or director or controlling person of the Partnership, and shall survive delivery of and payment for the Securities to the Underwriters.

       10. (a) The Representatives may terminate this Agreement, by notice to the Partnership, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Partnership has been suspended or materially limited by the Commission or the New York Stock Exchange, (iv) if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

            (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 6 hereof, and provided further that Sections 1, 8 and 9 shall survive such termination and remain in full force and effect.

      11. If the Representatives elect not to purchase Securities hereunder solely because the condition in Section 7(b) has not been satisfied or the Representatives elect to terminate this Agreement pursuant to Section 10(a)(ii),
(iv) or (v), the Partnership shall not then be under any liability to the Underwriters except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Partnership as provided herein, the Partnership will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Partnership shall then be under no further liability to the Underwriters except as provided in Sections 6 and 8 hereof.

      12. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

            (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

            (b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

      No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

      In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Partnership shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 11.

      13. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Merrill Lynch, Pierce, Fenner & Smith Incorporated at North Tower, World Financial Center, New York, New York 10281-1201; and if to the Partnership shall be delivered or sent by mail, telex or facsimile transmission to the address of the Partnership set forth in the Prospectus,
Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

      14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Partnership and, to the extent provided in Sections 8 and 9 hereof, the officers and directors of the Partnership and each person who controls the Partnership or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from the Underwriters shall be deemed a successor or assign by reason merely of such purchase.

      15. Time shall be of the essence of this Agreement.

      16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

      If the foregoing is in accordance with your understanding, please sign and return to us, one for the Partnership and one for each Underwriter, plus one for each counsel, counterparts hereof, and, upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Underwriters and the Partnership.

                                   Very truly yours,

                                   KINDER MORGAN ENERGY PARTNERS, L.P.

                                   By: Kinder Morgan G.P., Inc.,
                                       its general partner

                                       By: /s/ C. Park Shaper
                                           --------------------------------
                                           Name:
                                           Title:

CONFIRMED AND ACCEPTED,
     as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED
FIRST UNION SECURITIES, INC.
CHASE SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
GOLDMAN, SACHS & CO.
C/O MERRILL LYNCH & CO.


By: /s/ Robert A. Pacha
    -------------------------------
      Authorized Signatory

For itself and as Representatives of the other
Underwriters named in Schedule II hereto.

                                   SCHEDULE I


      Delta Terminal Services, Inc.
      Kinder Morgan Interstate Gas Transmission LLC
      Kinder Morgan CO2 Company, L.P.
      Kinder Morgan Bulk Terminals, Inc.
      Kinder Morgan Operating L.P. "A"
      Kinder Morgan Operating L.P. "B"
      Kinder Morgan Operating L.P. "C"
      Kinder Morgan Operating L.P. "D"
      Kinder Morgan Texas Pipeline, L.P.
      Plantation Pipe Line Company
      SFPP, L.P.
      Trailblazer Pipeline Company
      Kinder Morgan Liquids Terminals, LLC
      Central Florida Pipeline Company

                                   SCHEDULE II

                                                                     Principal
                                                    Principal        Amount of
                                                    Amount of       7.40% Senior
                                                   6.75% Senior       Notes due
Name of Underwriter                               Notes due 2011        2031
-------------------                               --------------    ------------
Merrill Lynch, Pierce, Fenner &
  Smith Incorporated .......................       294,000,000       126,000,000
First Union Securities, Inc. ...............       126,000,000        54,000,000
Chase Securities Inc. ......................       126,000,000        54,000,000
Banc of America Securities LLC .............        77,000,000        33,000,000
Goldman, Sachs & Co. .......................        77,000,000        33,000,000
                                                   -----------       -----------

Total ......................................       700,000,000       300,000,000
                                                   ===========       ===========

                                  SCHEDULE III

                       Kinder Morgan Energy Partners, L.P.

                    $700,000,000 6.75% Senior Notes due 2011
                    $300,000,000 7.40% Senior Notes due 2031



         1. The initial public offering price of the 6.75% Securities shall be 99.705% of the principal amount thereof, plus accrued interest, if any, from the date of issuance. The initial public offering price of the 7.40% Securities shall be 99.748% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

         2. The purchase price to be paid by the Underwriters for the 6.75% Securities shall be 99.055% of the principal amount thereof. The purchase price to be paid by the Underwriters for the 7.40% Securities shall be 98.873% of the principal amount thereof.

         3. The interest rate on the 6.75% Securities shall be 6.75% per annum. The interest rate on the 7.40% Securities shall be 7.40% per annum.

         4. The Partnership will have the right to redeem each series of the Securities, in whole or in part at any time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Securities of such series to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on such series of Securities (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points in the case of the 6.75% Securities, and the Treasury Rate plus 30 basis points in the case of the 7.40% Securities, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such redemption date. Terms used in this paragraph that are not defined in this Agreement have the meaning given them in the Prospectus.

                                     ANNEX I

      Pursuant to Section 7(d) of the Agreement, the accountants shall furnish letters to the Representatives to the effect that:

            (i) They are independent certified public accountants with respect to the Partnership and its subsidiaries within the meaning of the 1934 Act and the 1934 Act Regulations;

            (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable pro forma financial information) examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations; and, if applicable, they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of the consolidated interim financial statements, selected financial data, pro forma financial information and/or condensed financial statements derived from audited financial statements of the Partnership for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the Representatives;

            (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon, copies of which have been separately furnished to the Representatives; and on the basis of specified procedures including inquiries of officials of the Partnership who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (v)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and 1934 Act Regulations;

            (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Partnership for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years, which were included or incorporated by reference in the Partnership's Annual Reports on Form 10-K for such fiscal years;

            (v) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Partnership and its subsidiaries, inspection of the minute books of the Partnership and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the

      Partnership and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                  (A) (i) the unaudited consolidated statements of income,
            consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

                  (B) any other unaudited income statement data and balance
            sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

                  (C) the unaudited financial statements that were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

                  (D) any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                  (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated partner's capital (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case that were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Partnership and its consolidated subsidiaries, or any decreases in consolidated net current assets or stockholders' or unitholders' equity or other items specified by the Underwriters, or any increases in any items specified by the Purchaser, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases that the Prospectus discloses have occurred or may occur or that are described in such letter; and

                  (F) for the period from the date of the latest financial
            statements included in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Underwriters, or any increases in any items specified by the Underwriters, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Underwriters, except in each case for decreases or increases that the Prospectus discloses have occurred or may occur or that are described in such letter; and

            (vi) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs
      (iii) and (iv) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriters, which are derived from the general accounting records of the Partnership and its subsidiaries, which appear in the Prospectus, and have compared certain of such amounts, percentages and financial information with the accounting records of the Partnership and its subsidiaries and have found them to be in agreement.